UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 4, 2013
(Date of earliest event reported)

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 4, 2013, Marina Energy LLC ("Marina"), a wholly-owned subsidiary of South Jersey Industries, Inc. (“SJI”), issued a press release reporting that Marina and DCO Energy, LLC had entered into an agreement to sell the assets of their joint venture, LVE Energy Partners, LLC, to Boyd Gaming Corporation for $187 million. As a result of this transaction, Marina received cash proceeds of approximately $58 million. The transaction is not expected to have a significant impact on Marina's results of operations. The press release is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99	South Jersey Industries, Inc. press release dated March 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: March 5, 2013	By:	/s/ David A. Kindlick
David A. Kindlick
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________

99	South Jersey Industries, Inc. press release dated March 4, 2013.